Exhibit 3.4

CERTIFICATE OF TRUST
OF
HCC CAPITAL TRUST II

This Certificate of Trust of HCC Capital Trust II (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.             Name.  The name of the business trust being formed hereby is HCC Capital Trust II.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:  First Union Trust Company, N.A., One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Department.

3.             Effective Date.  This Certificate of Trust shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

In Witness Whereof, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

First Union Trust Company, N.A., as Delaware Trustee

By:	/s/ Edward L. Truitt, Jr.
Name:	Edward L. Truitt, Jr.
Title:	Vice President

First Union National Bank, as Property Trustee

By:	/s/ Edward L. Truitt, Jr.
Name:	Edward L. Truitt, Jr.
Title:	Vice President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST
OF
HCC CAPITAL TRUST II

THIS certificate of Amendment of HCC CAPITAL TRUST II (the “Trust”) is being duly executed and filed by the undersigned trustee to amend a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.).

1.                                      Name of Statutory Trust:  The name of the trust amended hereby is HCC CAPITAL TRUST II.

2.                                      Amendment of Trust:  The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Trustee in the State of Delaware to US Bank Trust National Association, 300 Delaware Ave., 9th Floor, Wilmington, DE 19801.

3.                                      Effective Date:  This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment, on the 29th day of February, 2008, in accordance with section 3811(a)(2) of the Act.

US BANK TRUST NATIONAL ASSOCIATION
Not in it’s individual capacity but solely as trustee

/s/ Mildred F. Smith
Name:	Mildred F. Smith
Title:	Vice President